UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors.

At a regular meeting of the Board of Directors of Union Pacific Corporation (the Company) held on September 25, 2008, the Board of Directors, acting upon the recommendation of the Corporate Governance and Nominating Committee, elected Michael R. McCarthy, age 57, to serve as a director of the Company, effective October 1, 2008. Mr. McCarthy is the Chairman of McCarthy Group, LLC. The Company issued a press release regarding the election of Mr. McCarthy, which is attached hereto as Exhibit 99.1.

The Board of Directors did not appoint Mr. McCarthy to serve on any committees at the time of the election. Information regarding any committee appointments will be provided in an amendment to this Current Report on Form 8-K.

Item 5.03(a) Amendments to Articles of Incorporation or Bylaws.

At the meeting referenced above in Item 5.02(d) of this report, the Board of Directors, acting upon the recommendation of the Corporate Governance and Nominating Committee, authorized and directed the Company to amend its By-Laws to change the date of the Annual Meeting of the Company’s stockholders. Effective as of September 25, 2008, Section 2 of Article 1 of the By-Laws was amended to read as follows:

Annual meetings of the stockholders, for the purpose of electing directors and transacting any other business, shall be held at such time as shall be ordered by the Board of Directors but, unless otherwise ordered, shall be held at 11:00 a.m. on the second Thursday of May in each year.

A copy of the By-Laws, as amended, is attached hereto and filed herewith as Exhibit 3.2

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

3.2	By-Laws of Union Pacific Corporation, as amended, effective as of September 25, 2008

99.1	Press Release of Union Pacific Corporation, dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2008

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel

Exhibit Index

3.2	By-Laws of Union Pacific Corporation, as amended, effective as of September 25, 2008

99.1	Press Release of Union Pacific Corporation, dated September 30, 2008